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                                                                  EXHIBIT 10.01

                             SETTLEMENT AGREEMENT

     This Settlement Agreement, dated as of February 24, 2000, is entered into between the City of Las Cruces, New Mexico ("City") and El Paso Electric Company ("EPE") (collectively, "the Parties").

     WHEREAS, EPE has provided electric service in and around Las Cruces for many years;

     WHEREAS, the City has undertaken an effort to condemn EPE's distribution system in Las Cruces in order to complete the establishment of its municipal electric utility serving all of Las Cruces;

     WHEREAS, the City and EPE, for many years, have been engaged in litigation and regulatory proceedings in various courts and regulatory agencies concerning the City's efforts, through the formation of a municipal electric utility, to provide electric service to all of Las Cruces;

     WHEREAS, on February 21, 2000, representatives of the City and EPE reached an agreement, pursuant to court-ordered and court-supervised settlement negotiations, on the terms of a Settlement Proposal, attached hereto as Exhibit A and made a part hereof by reference, subject to final approval by the City of its Council ("City Council"), and the Board of Directors of EPE;

     WHEREAS, on February 24, 2000, the City Council, at a duly convened meeting, gave final approval to the Settlement Proposal;

     WHEREAS, the Board of Directors of EPE gave final approval to the Settlement Proposal;

     WHEREAS, the approved Settlement Proposal anticipates the preparation of a more detailed final writing reflecting its terms;

     WHEREAS, this Settlement Agreement constitutes that anticipated final agreement;

     WHEREAS, on April 3, 2000, the City Council adopted, at a duly convened meeting, an ordinance (a copy of which is attached hereto as Exhibit B) approving the conveyance to EPE of the West Mesa Substation property and certain other interests in real property currently owned by the City;

     WHEREAS, the City Council, at the same meeting of April 3, 2000, adopted an ordinance (a copy of which is attached hereto as Exhibit C) granting EPE a franchise;

     WHEREAS, the City Council has authorized the City's Staff to take all steps necessary to implement and accomplish the provisions of Exhibit A, to execute this Settlement Agreement on behalf of the City, and to execute the documents provided for in this Settlement Agreement; and

     WHEREAS, the City and EPE desire to enter into this Settlement Agreement in order to avoid further controversy between them and the incurrence of additional costs of litigation.
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     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the City and EPE (together the "Parties") agree as follows:

     1.   Effective Date:  This Settlement Agreement shall become immediately
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effective as of the date it has been executed by duly authorized representatives of both the City and EPE (the "Effective Date"). This Settlement Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which together shall constitute one and the same Settlement Agreement.

     2.   Closing Date: The Closing Date for this Settlement Agreement shall be
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three (3) days after the Effective Date of this Settlement Agreement.

     3.   New Franchise Agreement:  The City Council adopted, at a duly convened
          -----------------------
meeting on April 3, 2000, an ordinance granting a franchise to EPE, which franchise is attached hereto as Exhibit C. On or before the Closing Date, EPE agrees to execute the Franchise Ordinance attached hereto as Exhibit C.

     4.   Transfer of Ownership of City Electric Utility Assets And City
    --------------------------------------------------------------------
Electric Service Contracts:
--------------------------

          a)   On or before the Closing Date, the City shall do the following:

               (1) Convey to EPE, free and clear of any and all encumbrances, except those reservations contained in the patent and those easements and restrictive covenants of record as shown in a title policy to be obtained by the City, all of the City's right, title and interest in the real property listed in Exhibit D attached hereto. In connection with said title policy, the City shall furnish at its expense a title policy for the real property listed in Exhibit D in the amount of $133,000.00, which policy shall contain only the usual printed exceptions and exceptions for reservations in the patent and any easements of record and restrictive covenants of record as shown in the title policy. Prior to Closing, the City will furnish to EPE a title binder in the above amount. EPE at its own expense may eliminate any of the usual printed exceptions which can be eliminated.

               (2) Execute a Quitclaim Deed in favor of EPE conveying all of the City's right, title and interest in the real property listed in Exhibit D attached hereto, subject to reservations in the patent, easements of record, and restrictive covenants of record, if any, as shown in the title policy.

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               (3)  Take any and all steps necessary to release any lis pendens placed on any real property subject to this Settlement Agreement.

               (4) Convey to EPE, free and clear of any and all encumbrances, all of the City's right, title and interest in the personal property listed in Exhibit E attached hereto. In connection with said conveyance, the City shall execute a Bill of Sale in favor of EPE for the personal property listed in Exhibit E attached hereto.

               (5) Convey to EPE all of the City's right, title and interest in the easements, right of way grants, and temporary use permits listed in Exhibit F, which Exhibit the City represents includes all of the easements, right of way grants, and temporary use permits from third parties that the City has been using in connection with its municipal electric utility. In connection with said conveyance, the City shall execute an Assignment of the Easements, an Assignment of Right of Way Grants and Temporary Use Permits, and a Grant Of Easements to EPE for the easements and other interests which are listed in Exhibit F attached hereto.

               (6) Execute an Assignment of all customer contracts to EPE which are listed in Exhibit G attached hereto. The City represents and warrants that the contracts listed in Exhibit G constitute all of its contracts to provide electric service, and that all such contracts are in writing. The City has also informed EPE that it has provided electric service to certain customers (including certain City departments and the airport) not pursuant to contracts with these customers, and EPE has informed the City that it intends to charge these customers EPE's tariffed rates.

               (7) Deliver to EPE copies of (A) all books and records relating to the real and personal property and easements listed in Exhibits D, E and F attached hereto, and (B) all books and records relating to the customer contracts listed in Exhibit G attached hereto. In fulfilling this commitment, the City shall deliver to EPE records sufficient to demonstrate that the City expended no less than FOUR MILLION, FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00) for the construction of the West Mesa Substation and related facilities being conveyed hereunder to EPE, an amount that the City warrants and represents that it in fact expended for such construction.

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               (8)  Take any and all reasonable steps, including executing any documents, that may be necessary or desirable promptly to effectuate this transfer and assignment of property and contracts.

          b) The City represents and warrants each of the following as of the Effective Date and through the time of the conveyances and assignments required under this Settlement Agreement:

               (1) The City (A) has good and marketable title in fee simple to all real property listed in Exhibit D, and to all buildings, structures and other improvements thereon, free and clear of any and all encumbrances, except as shown in the title policy to be obtained; (B) has good and marketable title to all of the personal property and assets listed in Exhibit E, free and clear of any and all encumbrances, and (C) upon transfer to EPE of the real and personal property and assets listed in Exhibits D and E, will thereby transfer to EPE good and marketable title to said property and assets, subject to no encumbrances, except as shown in the title policy to be obtained.

               (2) The City's municipal electric utility has complied with all federal and state environmental laws applicable to the property.

               (3) The City has obtained all necessary environmental permits applicable to the real property listed in Exhibit D, and any such permits are in good standing and the City is in compliance with all terms and conditions of such permits.

               (4) The City is not aware of any ongoing investigation relating to its municipal electric utility, or to any of the City property that is the subject of the conveyances and assignments required under this Settlement Agreement, by any governmental agency concerning (A) any environmental law,
                    (B) any environmental remedial action, or (C) any claim of losses or expenses arising from the release or threatened release of a contaminant.

               (5) The City is not aware, with respect to its municipal electric utility or any of the property that is the subject of the conveyances and assignments required under this Settlement Agreement, of any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any environmental law.

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               (6)  The City has not received any notice or claim from any governmental agency with respect to its municipal electric utility, or any of the property that is the subject of the conveyances and assignments required under this Settlement Agreement, to the effect that the City is or may be liable to any person as a result of the release or threatened release of a contaminant.

               (7) The City is not aware of any environmental encumbrance that has attached to the real property listed in Exhibit D or the buildings, structures and other improvements thereon.

               (8) There is no asbestos containing material which is on or part of the real property listed in Exhibit D or the buildings, structures and other improvements thereon.

          c) The City will inform the customers listed in Exhibit G of its assignment of the City's rights in said contracts to EPE no later than the Closing Date.

          d) EPE shall not assume or be responsible for any liability or obligation of the City relating to the property or customer contracts being conveyed or assigned hereunder (as listed in Exhibits D, E, F and G) arising from any act or omission prior to the Closing Date, whether such liability or obligation is direct or indirect, known or unknown, absolute or contingent. The City agrees to indemnify and hold harmless EPE from any and all claims, losses, expenses (including reasonable attorneys' fees), liabilities and obligations arising from any act or omission relating to the property or customer contracts being conveyed or assigned hereunder (as listed in Exhibits D, E, F and G) occurring prior to the Closing Date.

          e) The City shall not assume or be responsible for any liability or obligation of EPE relating to the property or customer contracts being conveyed or assigned hereunder (as listed in Exhibits D, E, F and G) arising from any act or omission after the Closing Date, whether such liability or obligation is direct or indirect, known or unknown, absolute or contingent. EPE agrees to indemnify and hold harmless the City from any and all claims, losses, expenses (including reasonable attorneys' fees), liabilities, and obligations arising from any act or omission relating to the property or customer contracts being conveyed or assigned hereunder (as listed in Exhibits D, E, F and G) occurring after the Closing Date.

     5.   Taxes: The City shall be responsible for any taxes for any period
          -----
prior to the Closing Date attributable to the property and assets being conveyed by the City pursuant to this Settlement Agreement. EPE shall be responsible for any taxes for any

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period after the Closing Date attributable to the property and assets being conveyed to EPE pursuant to this Settlement Agreement.

     6.   Payment by EPE: EPE shall pay to the City by wire transfer on the
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Closing Date the sum of TWENTY ONE MILLION DOLLARS ($21,000,000.00). The City,
prior to the Closing Date, will provide EPE with appropriate wiring instructions.

     7.   Termination of Litigation and Regulatory Proceedings:
          ----------------------------------------------------

          a) The Parties are currently involved in the following lawsuits and regulatory proceedings:

               (1)  EPE v. City, CIV-98-566, pending in the United States
                    -----------
                    District Court for the District of New Mexico, which is consolidated with CIV-99-259, described hereinafter.

               (2)  City v. EPE, CIV-99-259, pending in the United States
                    -----------
                    District Court for the District of New Mexico, which is consolidated with CIV-98-566, and which CIV-99-259, described above.

               (3)  City v. EPE, SC-97-2-000, pending before the Federal Energy
                    -----------
                    Regulatory Commission ("FERC").

               (4)  EPE, OA96-200-000, pending before FERC.
                    ---

               (5)  SPS v. EPE, EL-98-44-000, pending before FERC.
                    ----------

               (6)  City v. EPE, EL-99-10-000, pending before FERC.
                    -----------

               (7)  EPE, OA-97-686-000, pending before FERC.
                    ---

          b) The Parties agree to do the following on or before the Closing Date to terminate the lawsuits and regulatory matters pending between them:

               (1) In CIV-98-0566, the Parties will execute and file with the court a joint stipulation to voluntarily dismiss the case without prejudice, each party to bear its own costs, expenses and attorneys' fees.

               (2) With respect to CIV-99-259, the Parties will take the following actions in the federal district court and state district court to dismiss the case and release to the City the deposit, including interest thereon, that the City deposited at the commencement of the case:

                    (A)  The Parties will first execute and file a joint motion

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                         for an order authorizing EPE and the City to file a
                         joint stipulated motion with the Third Judicial District Court, State of New Mexico, County of Dona Ana, stipulating that the THIRTY-SEVEN MILLION DOLLARS ($37,000,000.00) deposited by the City on February 26, 1999, together with all interest accrued thereon, be released and returned directly to the City, and representing that the federal district court has granted the Parties permission to request from the Third Judicial District such a release of funds directly to the City;

                    (B) Upon receipt of an order from the federal district court granting the Parties' joint motion as described in the preceding subparagraph 7(b)(2)(A), the Parties will execute and file a conforming joint stipulated motion with the Third Judicial District Court, State of New Mexico, County of Dona Ana; and present to the State District Court an order closing Cause No. CV-99-187 pending in the Third Judicial District, State of New Mexico, and directing the Court Administrator to pay to the City the sum of $37,000,000.00, plus accrued interest.

                    (C) Upon receipt of an order from the state district court granting the Parties' joint motion as described in subparagraph 7(b)(2)(B), the Parties will execute and file a joint motion in federal court, Cause No. CV-99-259, for an order dismissing the case without prejudice, each party to bear its own costs, expenses and attorneys' fees, provided, however, that the court shall maintain jurisdiction for the limited purpose of enforcing and resolving disputes regarding this Settlement Agreement, as provided in paragraph 21(a) of this Settlement Agreement. The Parties shall also present to the federal court an order consistent with the above joint motion.

               (3)  In SC-97-2-000, OA-96-200-000, EL-98-44-000, EL-99-10-000,
                    and OA-97-686-000, pending at FERC, the Parties will execute and file with FERC the Joint Notice attached hereto as Exhibit H. It is understood that the City has no reponsibility for obtaining dismissal of any pending FERC case or vacating of any FERC order other than submitting to FERC the Joint Notice attached hereto as Exhibit H.

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     8.   City's Option to Purchase EPE's Distribution System:
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          a)   In paragraph 4 of Exhibit A attached hereto, EPE has granted, and does hereby grant, to the City an option to purchase the entirety of EPE's electric distribution system within the City of Las Cruces. This option is granted solely to the City and is not assignable by the City.

               (1) The option herein granted must be exercised by the City within a period commencing on April 30, 2007 and ending on July 30, 2007. The City shall exercise this option by giving notice in writing by certified mail, return receipt requested, to EPE at 123 W. Mills, El Paso, Texas, 79901-1341, or such other address as EPE shall hereafter provide to the City in writing, such notice to be effective upon the date of mailing of said notice by the City.

               (2) The City shall be required to take possession of EPE's electric distribution system within the City of Las Cruces pursuant to an exercise of its option no later than the later of (A) one year from the date it provides EPE notice hereunder of its exercise of the option, and (B) sixty (60) days after severance of the City's distribution system from EPE's distribution system has been completed in accordance with the provisions of subparagraph 8(a)(5) below. The City shall provide in writing to EPE no less than thirty (30) days' advance notice of the date on which it will take possession of EPE's distribution system, provided, however, that in no event shall the date of possession be prior to completion of severance.

               (3) The property subject to the City's option hereunder and under Exhibit A shall constitute the following, and if the City exercises the option it must do so with respect to all such property:

                    (A) the distribution system of EPE within the City of Las Cruces as of the date the City takes possession of said distribution system pursuant to the option herein, including but not limited to all distribution lines and substations within the City limits, all transmission lines within the City limits of 115kv or above that are necessary to operate the distribution system (subject to receipt of all regulatory approvals necessary for such conveyance), all real property on which such distribution or transmission lines and substations are located, and all fixtures on

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                         such real property;

                    (B) all office buildings within the City of Las Cruces, warehouses within the City of Las Cruces, (including 201 N. Water and 555 S. Compress, if owned by EPE at the time of the City's exercise of its option)all real property on which buildings are located, and all fixtures on such real property;

                    (C) all books and records used in the operation and maintenance of the distribution system on the date the City takes possession.

               (4) In the event that the City exercises its option as provided for in this paragraph, and EPE owns and controls the transmission system in and around Las Cruces at that time, EPE shall not require the City to pay any amount for such transmission service in excess of EPE's applicable FERC tariffed rates, which rates as applied to the City shall not include any "stranded costs" resulting from the City's exercise of its option. At the time of transfer of the distribution assets, EPE's distribution company shall also assign or transfer to the City any transmission or generation contracts in effect to provide generation service to customers within the City limits.

               (5) After the exercise of said option, the City and EPE shall jointly prepare a severance plan to sever the City's distribution system from EPE's distribution system, which plan shall provide for a complete severance (similar in degree and scope of separation to the proposed severance plan submitted by EPE to the New Mexico Public Regulatory Commission in Case No. 2957 before the NMPRC) between the two distribution systems.

                    (A) After the exercise of the option, the City and EPE shall immediately begin to work together to attempt to prepare a joint severance plan. In the event that the City and EPE are unable to agree on a joint severance plan within ninety (90) days of the date of the mailing of the City's notice of exercise of its option, the City and EPE shall each designate within 15 days one expert to assist in preparing a severance plan. Within 21 days of their appointment, the two experts shall agree as to a third expert to assist in preparing such severance plan. The severance plan shall be prepared within

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                         90 days of the appointment of the third expert unless
                         the third expert determines that additional time is required. The severance plan adopted shall be that plan which is agreed to by the majority vote of the three experts. Each party will pay one-half of the third expert's fees and costs.

                    (B) The City and EPE shall fully cooperate with each other in the implementation of any severance plan. Because severance will be for the purpose of enabling the City to operate its own separate municipal electric utility, all costs of construction, equipment, labor, installation and repair necessary for implementation of the severance plan shall be paid by the City.

               (6) In the event the City exercises this option, the purchase price shall be the book value (i.e., original cost less
                                                   ----
                    depreciation plus capital additions) of the EPE property described in paragraphs 8(a)(3)(A) and (B) above, plus an amount equal to thirty (30%) percent in excess of such book value, as of the date the City provides notice of intent to exercise the option. For property owned by EPE at the time of the filing of its FERC Form 1 as of December 31, 2006 that has not been the subject of any subsequent capital additions, the book value for such property to be used in calculating the purchase price hereunder shall be the book value used by EPE in connection with its FERC Form 1 filing.

                    (A)  The book value shall not include any stranded costs.

                    (B) On July 31, 2006, EPE shall furnish to the City the book value as of December 31, 2005 of that EPE property subject to the option included in EPE's' most recent FERC Form 1 filing.

                    (C) The purchase price above provided for shall be due and paid by the City by wire transfer, to an account designated by EPE at the time, on or before the date the City takes possession of the system.

               (7) In the event the City exercises its option, the City will not transfer, assign, convey, sell, lease, rent or otherwise cede control of the distribution system to any other corporation, person or entity for a period commencing two
                    (2) years from the date the City takes possession of said system;

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                    provided, however, it is expressly understood and agreed
                    that the City may subcontract for operation and maintenance of said system and may contract for wholesale purchase of electricity, including wholesale purchases of electricity from EPE if the Parties reach agreement for such wholesale purchase.

               (8) On the date possession of said system is conveyed to the City pursuant to this option, EPE will:

                    (A) Convey to the City, free and clear of all encumbrances, except reservations contained in the patent, and those easements and restrictive covenants of record as shown in a title policy to be obtained by EPE, all of EPE's right, title and interest in the real property described in paragraph 8(a)(3) above. In connection with said title policy, EPE shall furnish at its expense a title policy for such real property in the amount of the book value of such real property plus 30% (calculated the same as for the purpose of calculating the option purchase price hereunder), which policy shall contain only the usual printed exceptions and exceptions for reservation in the patent and any easements of record and restrictive covenants of record as shown in the title policy. EPE will furnish to the City a title binder in such amount. The City at its own expense may eliminate any of the usual printed exceptions which can be eliminated.

                    (B) Execute a Quitclaim Deed in favor of the City conveying all of EPE's right, title and interest in the real property described in paragraph 8(b)(3) above, subject to reservations in the patent, easements of record, and restrictive covenants of record, if any, as shown in the title policy.

                    (C) Execute a Bill of Sale in favor of the City for the personal property described in paragraph 8(b)(3) above.

                    (D) Execute an Assignment of Easements to the City for all easements belonging to EPE in the real property described in paragraph 8(b)(3) above.

                    (E) EPE's distribution company shall execute an Assignment to the City of all customer contracts for

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                         the provision of electricity in the City of Las Cruces.

                    (F) Deliver to the City copies of all books and records relating to the real and personal property described in paragraph 8(b)(3) above, and all books and records relating to the customer contracts referred to in the preceding subparagraph.

                    (G) Take any and all reasonable steps, including executing any documents, that may be necessary or desirable promptly to effectuate such transfer and assignment of property and contracts.

               (9) In connection with the exercise of this option, EPE, at the time of the conveyance of the property subject to the option, shall represent and warrant with respect to the property being conveyed as follows, unless EPE notifies the City to the contrary at the time of the conveyance:

                    (A) EPE (i) has good and marketable title in fee simple to all conveyed real property, and to all buildings, structures and other improvements thereon, free and clear of any and all encumbrances, except as shown in the title policy to be obtained; (ii) has good and marketable title to all of the other personal property and assets to be conveyed, free and clear of any and all encumbrances, and (iii) upon transfer to the City of the real and personal property and assets, will thereby transfer to the City good and marketable title to the property and assets, subject to no encumbrances, except as shown in the title policy to be obtained.

                    (B) EPE has complied with all federal and state environmental laws applicable to the property.

                    (C) EPE has obtained all necessary environmental permits applicable to the real property, and all such permits are in good standing and EPE is in compliance with all terms and conditions of such permits.

                    (D) EPE is not aware of any ongoing investigation by any governmental agency relating to the property to be conveyed concerning (i) any environmental law, (ii) any environmental remedial action, or (iii) any

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                         claim of losses or expenses arising from the release or
                         threatened release of a contaminant.

                    (E) EPE is not aware, with respect to the property to be conveyed of any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any environmental law.

                    (F) EPE has not received any notice or claim from any governmental agency with respect to the property to be conveyed to the effect that it is or may be liable to any person as a result of the release or threatened release of a contaminant.

                    (G) EPE is not aware of any environmental encumbrance that has attached to the real property to be conveyed, or to the buildings, structures and other improvements thereon.

                    (H) There is no asbestos containing material which is on or part of the real property to be conveyed or the buildings, structures and other improvements thereon.

               (10) At the time of conveyance pursuant to the option, the City shall not assume or be responsible for any liability or obligation of EPE in connection with the property being conveyed incurred prior to the date of conveyance, whether such liability or obligation is direct or indirect, known or unknown, absolute or contingent, and EPE agrees to indemnify and hold harmless the City from any and all losses and expenses, including reasonable attorneys' fees, liabilities and obligations arising from any act or omission occurring prior to the date of conveyance.

               (11) EPE shall not be responsible for any liability or obligation of the City, direct or indirect, known or unknown, absolute or contingent, that arises after the date of conveyance pursuant to said option, and the City agrees to indemnify and hold harmless EPE from any losses and expenses, including reasonable attorneys' fees, liabilities and obligations arising from any act or omission occurring prior to the date of conveyance.

               (12) EPE shall be responsible for any taxes attributable to EPE's ownership of the property and assets transferred pursuant to

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                    this Settlement Agreement to the City, which taxes accrue up to the date of conveyance pursuant to this option and which taxes arise from EPE's ownership of the property conveyed or the electric service provided. The City will be responsible for all taxes from the date of conveyance pursuant to the option and thereafter in connection with the property transferred pursuant to said option and the providing of electric service by the City after conveyance pursuant to the option.

     9.   City's Agreement to Forego Municipalization Efforts:
          ---------------------------------------------------

          a) The City promises, covenants, and agrees that the City will take no actions or engage in any negotiations prior to April 30, 2009
               (1) to purchase, condemn, or otherwise acquire any part of the electric distribution system owned by EPE, its successors, or assigns, (2) to construct its own electric distribution system, or (3) to establish a municipal electric utility, except as provided in paragraph 8 of this Settlement Agreement.

          b) Nothing in subparagraph 9(a) above is intended to alter any rights that the City may have, to the extent provided by law, to take advantage of retail wheeling and to be an aggregator.

     10.  City's Participation in New Mexico Stranded Cost Case: The City agrees
          -----------------------------------------------------
that, in any future proceeding at the New Mexico Public Regulatory Commission ("NMPRC") to determine the amount of EPE's stranded costs attributable to EPE's service in Las Cruces, the City shall not contest or oppose EPE's estimate of its stranded costs, provided that the City may contest or oppose EPE's estimate only if, and only to the extent that, EPE's estimate exceeds the amount determined by the FERC in its May 26 Order in City of Las Cruces v. El Paso Elec. Co., No. SC-97-2-000, including the FERC's determination that the stranded cost amount was $52.9 million as of July 1, 1999 and has declined in time on a daily basis since July 1, 1999. This Paragraph shall not apply to any NMPRC proceeding that is unrelated to the determination of EPE's stranded costs. EPE will notify the City in writing of any proceeding before the NMPRC which involves issues of EPE's stranded cost attributable to EPE's service in Las Cruces.

     11.  City's Release of EPE:  The City, for itself and its successors and
          ---------------------
assigns, hereby releases and discharges EPE, its subsidiaries, successors, predecessors and assigns, and their respective officers, directors, agents, employees, consultants, attorneys and legal representatives, from any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, whether now known or unknown, arising from or relating in any way to the City's past efforts to form a municipal electric utility, past franchise agreements between the Parties, EPE's past use of right-of-ways to provide electricity, or any acts or omissions that may have been subject to any regulatory proceeding or litigation between the Parties; provided, however, that up to and through April 30, 2000, EPE shall have a continuing obligation to pay the two (2) percent fees of

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

gross revenue for use of City right-of-ways presently being paid.

     12.  EPE's Release of the City: EPE, for itself and its successors and
          -------------------------
assigns, hereby releases and discharges the City, its successors, predecessors or assigns, and its City Council, officers, employees, consultants, attorneys and legal representatives, from any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, whether now known or unknown, arising in any way from EPE's opposition to the City's formation of a municipal electric utility, the City's past effort to form an electric utility, the past franchise agreements between the Parties, the City's opposition to EPE's use of right-of-ways, or any act or omission that has been the subject of any regulatory proceeding or litigation between the Parties.

     13.  Authority to Execute Agreement: The individuals executing this
          ------------------------------
Settlement Agreement on behalf of the City and EPE each represent that they have read and understand the terms of this Settlement Agreement, that they have had the benefit and advice of counsel of their choice in the negotiation and execution of this Settlement Agreement, and that they possess full power and authority to execute and deliver the Settlement Agreement on behalf of the stated Parties.

     14.  No Admission of Liability:  Nothing herein shall be construed as a
          -------------------------
determination or admission by any party of any liability or wrongdoing, or as a determination or admission by any party of any issue of fact or law previously in dispute between the Parties.

     15.  Breaches of Representations: Each party recognizes that one party's
          ---------------------------
breach of any of the representations and warranties contained in this Settlement Agreement will cause damage to the other party, and thus agrees to compensate, indemnify and hold harmless the other party for any breach of any representation or warranty.

     16.  Entire Agreement:  This Settlement Agreement, including the exhibits
          ----------------
attached hereto, embodies the entire agreement between the Parties concerning the matters dealt with herein and supersedes any and all prior agreements or understandings as may relate to the matters dealt with herein.

     17.  Amendment: This Settlement Agreement may be amended only by an
          ---------
instrument in writing executed by both Parties.

     18.  Governing Law:  This Settlement Agreement shall be governed by and
          -------------
construed under the laws of the State of New Mexico.

     19.  Successors: This Settlement Agreement is binding on EPE's successors
          ----------
and assigns, and on the City's successors.

     20.  Partial Invalidity: Whenever possible, each provision of this
          ------------------
Settlement Agreement hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     21.  Dispute Resolution:
          ------------------

          a) The Parties agree that the United States District Court for the District of New Mexico shall retain jurisdiction pursuant to this Settlement Agreement for a period of one year from the Effective Date for the purpose of enforcing this Settlement Agreement or adjudicating any dispute arising out of, or relating to, this Settlement Agreement.

          b) With respect to any dispute between the Parties arising out of or relating to this Settlement Agreement that arises more than one year after the Effective Date, a party seeking resolution of such dispute shall provide written notice to the other party describing the existence and nature of the dispute. The Parties shall then attempt to resolve the dispute within thirty (30) days of such written notice by good faith negotiation. If the Parties are unable to resolve a dispute by negotiation within thirty (30) days, or such additional time as the Parties mutually agree is appropriate to continue their efforts, the Parties shall submit the dispute to binding arbitration before an arbitrator mutually agreeable to the Parties who shall have expertise in the area of dispute. In order to select the arbitrator, each party shall submit to the other, no later than fourteen (14) days after the termination of the negotiation period, a list of three proposed arbitrators. Within seven (7) days thereafter, each party shall respond to the other's list, indicating which of the proposed arbitrators, if any, is acceptable. If more than one of the proposed arbitrators is accepted, the Parties shall attempt to reach an agreement regarding which of the accepted arbitrators is to be selected; if the Parties are unable to so agree within three (3) business days, one of the accepted arbitrators shall be selected by lot. If none of the arbitrators on the Parties' lists is accepted by the other party, the Parties shall repeat the process. If the Parties remain unable to agree on an arbitrator at that time, they shall submit the dispute to binding arbitration administered by the American Arbitration Association, in accordance with its Commercial Rules.

          c) Judgment on any award rendered in an arbitration proceeding held pursuant to paragraph 21(b) above may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of a mandatory injunction, with the exception that punitive, exemplary or other noncompensatory damages may not be awarded.

     IN WITNESS OF THE ABOVE, the Parties have executed this Settlement Agreement as of the date(s) indicated below.


                                        CITY OF LAS CRUCES

                                        By  /s/ James A. Ericson
                                            -------------------------
                                            James A. Ericson, Interim
                                            City Manager

APPROVED AS TO FORM:

By  /s/ Fermin Rubio
  -------------------
        City Attorney


                                        EL PASO ELECTRIC COMPANY

                                        By  /s/ James S. Haines
                                            --------------------------
                                            James S. Haines, President

STATE OF NEW MEXICO           )

                       ss.:

County of DONA ANA            )


     This instrument was acknowledged before me this 3rd day of May, 2000, by James A. Ericson, Interim City Manager, City of Las Cruces.

                                        /s/ Sandra H. Hiss
                                        -------------------------------
                                        Notary Public
                                        My Commission Expires:  8-25-01

STATE OF TEXAS                )

                       ss.:

County of EL PASO             )


     This instrument was acknowledged before me this 3rd day of May, 2000, by James S. Haines, President of El Paso Electric Company.

                                        /s/ Carolina Pena
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires: 03-24-2003